Exhibit 99.1

Chase Credit Card Master Trust

Excess Spread Analysis—August 2008

Series Deal Size Expected Maturity	2002-3 $1,500MM 6/15/2009	2003-4 $725MM 10/15/2013	2003-5(a) $1,000MM 10/15/2008	2003-6(a) $2,000MM 11/15/2008
Yield	15.52%	15.52%	16.63%	16.26%
Less: Coupon	2.71%	2.80%	2.65%	2.63%
Servicing Fee	1.50%	1.50%	1.50%	1.50%
Net Credit Losses	5.50%	5.50%	5.50%	5.50%
Excess Spread:
August-08	5.81%	5.72%	6.98%	6.63%
July-08	6.93%	6.84%	6.99%	7.02%
June-08	6.80%	6.71%	6.86%	6.89%
Three Month Average Excess Spread	6.51%	6.42%	6.94%	6.85%

Delinquency:
30 to 59 Days	0.95%	0.95%	0.95%	0.95%
60 to 89 Days	0.68%	0.68%	0.68%	0.68%
90+ Days	1.62%	1.62%	1.62%	1.62%
Total	3.25%	3.25%	3.25%	3.25%

Principal Payment Rate	16.70%	16.70%	16.70%	16.70%

(a) series in Controlled Accumulation Period